UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2023

GRAHAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-08462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue Batavia, New York	14020
(Address of principal executive offices)	(Zip Code)

(585) 343-2216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	GHM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 13, 2023, Graham Corporation (the “Company”) entered into a new credit agreement (the “Credit Agreement”), by and among the Company and Wells Fargo Bank, National Association, as lender (the “Lender”). The Credit Agreement consists of (i) a $50.0 million senior secured revolving credit facility (the “Revolving Credit Facility”), of which $35.0 million is available to be borrowed by the Company under the Revolving Credit Facility as of the closing date of the Credit Agreement and an additional $15.0 million (the “Committed Facility Increase Amount”) that will automatically be available to be borrowed under the Revolving Credit Facility by the Company upon the satisfaction of (a) a minimum consolidated EBITDA condition that requires a minimum of $15.0 million of Consolidated EBITDA (as defined in the Credit Agreement) computed on a trailing twelve month basis to be earned by the Company for three consecutive quarters and (b) a minimum liquidity condition that requires minimum liquidity (consisting of cash and borrowing availability under the Revolving Credit Facility) for the Company of at least $7.5 million, and (ii) a $7.5 million cash secured standby letter of credit facility (the “Cash Secured L/C Facility”). In addition to the letters of credit issued pursuant to the Cash Secured L/C Facility, the Company can also request the issuance of standby letters of credit under the Revolving Credit Facility in an aggregate amount of up to $25.0 million. The Revolving Credit Facility has a five-year term with a maturity date of October 13, 2028. The Cash Secured L/C Facility has a one-year term with a maturity date of October 13, 2024.

The Credit Agreement contains customary terms and conditions, including representations and warranties and affirmative and negative covenants, as well as financial covenants for the benefit of the Lender, which require the Company to maintain (i) a consolidated total leverage ratio not to exceed 3.50:1.00 and (ii) a consolidated fixed charge coverage ratio of at least 1.20:1.00, in both cases computed in accordance with the definitions and requirements specified in the Credit Agreement.

Borrowings under the Revolving Credit Facility will bear interest at a rate equal to, at the Company’s option, either (i) a forward-looking term rate based on the secured overnight financing rate (SOFR) for the applicable interest period (“Term SOFR”), subject to a floor of 0.0% per annum or (ii) a base rate (the “Base Rate”) determined by reference to the highest of (a) the rate of interest per annum publicly announced by the Lender as its prime rate, (b) the federal funds rate plus 0.50% per annum and (c) one-month Term SOFR plus 1.00% per annum, subject to a floor of 1.00% per annum, plus, in each case, an applicable margin. The applicable margins range between (i) 1.25% per annum and 2.50% per annum in the case of any Term SOFR loan and (ii) 0.25% per annum and 1.50% per annum in the case of any Base Rate loan, in each case based upon the Company’s then-current consolidated total leverage ratio; provided, however, for a period of one year following the closing date of the Credit Agreement, the applicable margin shall be set at 1.25% per annum in the case of any Term SOFR loan and 0.25% per annum in the case of any Base Rate Loan.

The Company will incur a quarterly commitment fee on the average daily unused portion of the Revolving Credit Facility during the applicable quarter at a per annum rate also determined by reference to the Company’s then-current consolidated total leverage ratio, which fee ranges between 0.10% per annum and 0.20% per annum; provided, however, for a period of one year following the closing date of the Credit Agreement, the quarterly commitment fee will be set at 0.10% per annum. Prior to the date that the relevant conditions are satisfied and the aggregate amount available to be borrowed under the Revolving Credit Facility is increased from $35.0 million to $50.0 million, the Committed Facility Increase Amount will incur a commitment fee in the amount of 0.05% per annum.

Any outstanding letters of credit issued under the Cash Secured L/C Facility will bear a fee equal to the daily amount available to be drawn under such letters of credit multiplied by 0.65% per annum. Any outstanding letters of credit issued under the Revolving Credit Facility will bear a fee equal to equal to the daily amount available to be drawn under such letters of credit multiplied by the applicable margin for Term SOFR loans.

The obligations under the Credit Agreement are guaranteed by certain specified subsidiaries of the Company. Among other things, the Credit Agreement contains covenants that restrict the Company’s and certain of its subsidiaries’ ability to incur liens on certain assets, incur indebtedness, make material changes in corporate structure or materially alter the nature of its business, dispose of material assets, engage in mergers, consolidations and certain other fundamental changes, or engage in certain transactions with affiliates. The Credit Agreement contains customary default provisions, including, but not limited to, failure to pay interest or principal when due and failure to comply with covenants.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 13, 2023, concurrently with the closing of the Credit Agreement described above in Item 1.01, the Company terminated that certain Loan Agreement, dated as of June 1, 2021, between the Company and Bank of America, N.A., as amended, and repaid all outstanding borrowings thereunder in full.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release, dated October 16, 2023, announcing the Company’s entry into the Credit Agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1*	Credit Agreement, dated as of October 13, 2023, by and among Graham Corporation, as borrower, and Wells Fargo Bank, National Association, as lender.

99.1	Press Release, dated October 16, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission or its staff a copy of the omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 18, 2023	GRAHAM CORPORATION

	By:	/s/ Christopher J. Thome
	Name:	Christopher J. Thome
	Title:	Vice President – Finance, Chief Financial Officer and Chief Accounting Officer